Exhibit 99.1

EXTERRAN HOLDINGS ANNOUNCES PRELIMINARY SECOND QUARTER FINANCIAL RESULTS OF BUSINESSES TO BE SPUN-OFF

HOUSTON (July 13, 2015) — Exterran Holdings, Inc. (NYSE:EXH) announced today certain preliminary second quarter 2015 financial results for the businesses to be spun-off.

As announced in November 2014, Exterran Holdings intends to separate its international contract operations, international aftermarket services and global fabrication businesses into a standalone, publicly traded company named Exterran Corporation.  Upon completion of the spin-off, Exterran Holdings, which will continue to own and operate its contract operations and aftermarket services businesses in the United States, will be renamed Archrock, Inc.

Exterran Corporation’s full financial results for the second quarter 2015 are not yet available and are subject to finalization by management and review by Exterran Corporation’s independent auditors. Set forth below are certain preliminary estimates of the results of operations that Exterran Holdings expects Exterran Corporation to report for the second quarter 2015. Exterran Corporation’s actual results may differ materially from these preliminary estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise before the financial results for the second quarter are finalized.

Exterran Holdings expects the following range of financial results for Exterran Corporation for the three months ended June 30, 2015 ($ in millions except percentages):

Revenues:
International contract operations	$113-118
Aftermarket services	$32-35
Product sales (including sales to Archrock(1))	$325-335
Total	$470-488

Gross margin percentage:
International contract operations	60-62%
Aftermarket services	27-29%
Product sales(2)	12.5-13.5%

Selling, general & administrative expenses	$55-58
Product sales bookings	Approximately $145
Product sales backlog (at June 30, 2015)	Approximately $600

(1)  Includes sales of newly-fabricated compression equipment to Exterran Partners, L.P. (to be renamed Archrock Partners, L.P. upon completion of the spin-off) of approximately $50 million.

(2)  Includes non-cash expense for inventory reserves currently estimated to be $3.7 million.

In addition, Exterran Holdings expects Exterran Corporation to spend approximately $205 million to $235 million in capital expenditures during 2015, including 1) approximately $130 million to $150 million on contract operations growth capital expenditures and (2) approximately $25 million to $35 million for maintenance capital expenditures primarily on equipment related to its contract operations business.

Exterran Holdings’ parent level (excluding Exterran Partners) debt outstanding was approximately $707 million as of June 30, 2015. Exterran Corporation’s capital structure is expected to include (1) a new $750 million revolving credit facility that has been executed and will become available upon the completion of Exterran Corporation’s separation from Exterran Holdings and the satisfaction of certain other conditions and (2) subject to market conditions, the issuance of new senior notes due 2022. The revolving credit facility includes, among other covenants, financial covenants requiring Exterran Corporation to maintain (after the separation) an Interest Coverage Ratio of not less than 2.25:1.00, a Total Leverage Ratio of not greater than 4.50:1.00, and a Senior Secured Leverage Ratio of not greater than 2.75:1.00, as they are defined in the credit agreement. Exterran Holdings anticipates that Exterran Corporation will transfer the net proceeds of its debt arrangements, including amounts Exterran Corporation borrows under its credit facility and the net proceeds Exterran Corporation receives following the issuance of the senior notes, to allow Exterran Holdings to repay its indebtedness.

Subsequent to June 30, 2015 and prior to the completion of the spin-off, Exterran Holdings expects to incur additional borrowings under Exterran Holdings’ existing credit facility between $45 million and $55 million to finance expenses related to the completion of the spin-off and related debt financings, which would increase the amount that Exterran Corporation borrows under its new revolving credit facility and transfers to Exterran Holdings to allow Exterran Holdings to repay  its indebtedness.

At July 2, 2015, Exterran Holdings was due approximately $100 million of principal payments from the previously announced sales of nationalized Venezuelan assets, which amounts will be due to Exterran Corporation following the spin-off.

About Exterran Holdings

Exterran Holdings, Inc. is a global market leader in full-service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum — from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

About Exterran Corporation

Exterran Corporation will be a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines will include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation will be a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation will be headquartered in Houston, Texas, and will operate in approximately 30 countries with approximately 7,000 employees.

Forward-Looking Statements

Exterran Holdings has provided a range for Exterran Corporation’s preliminary estimated financial results described above because its financial closing procedures for the second quarter 2015 are not yet complete and will not be publicly available until August 2015. Exterran Corporation’s actual results may vary materially from these preliminary estimates. Accordingly, one should not place undue reliance upon these preliminary financial results.

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Corporation’s anticipated financial and operating results and expectations for the second quarter 2015 and full year 2015; Exterran Holdings’ plan to conduct a separation of certain of its businesses; the possibility that the proposed separation will be consummated; the timing of the consummation of the proposed separation; the expected benefits from the proposed separation; statements regarding the expected capital structure of Exterran Corporation; statements regarding the amount of expected expenses related to the completion of the separation and related debt financings; statements regarding Exterran Corporation’s use of proceeds from its expected indebtedness; and statements regarding amounts owed by PDVSA.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; delays, costs and difficulties that could impact the completion and expected results of the proposed separation transaction; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2014, Exterran Corporation’s Registration Statement on Form 10 and Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com. Except as required by law, Exterran Holdings and Exterran Corporation expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the senior notes due 2022 or any other securities.

Contact:  Exterran Holdings, Inc.

Exterran Holdings, Inc.
Susan Moore, 281-836-7398 (Media)
David Oatman, 281-836-7035 (Investors)